UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 12, 2014

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 7.01  Regulation FD

On September 12, 2014, the Registrant announced that its Mt Todd holding costs, which have been reduced significantly in the last 18 months, are expected to remain within the presently achieved seasonal ranges for the coming year as a result of the Government of the Northern Territory of Australia’s (“NT Government”) commitment to non-recourse funding for the first year of a proposed multi-year program with the objective of reducing the inventory of acidic metalliferous water at the Mt Todd site.  The reduction will occur through a combination of water remediation and the subsequent discharge of remediated water in accordance with the corresponding permits.  The Registrant is currently working with the NT Government on detailed plans and budgets for the execution of this work.  The scope of the initial program to be funded by the NT Government between now and approximately the end of July 2015 includes additional water treatment which is expected to start in the next several weeks, discharge of remediated water in accordance with the applicable permits, subsequent environmental monitoring, analysis and reporting, and evaluations designed to aid in the definition of the scope of work for subsequent years’ programs. This arrangement with the NT Government is expected to be a multi-year program, with the goal of reducing the water inventory on site by 70%.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

This report contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this report that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including statements that costs at Mt Todd are expected to remain within presently achieved seasonal ranges for the coming year, the NT Governments’ commitment to non-recourse funding related to the reducing the inventory of acidic metalliferous water at Mt Todd, the Registrant continuing to work with the NT Government on detailed plans and budget for execution, the scope and timeframe of the NT Government program, the arrangement with the NT Government being a multi-year program and reducing water inventory by 70% and other such matters are forward-looking statements and forward-looking information. When used in this report, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” “would,” “could,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, risks related to the treatment of the water and timeframe for the program and the NT Government’s continuing willingness to fund the program, risks relating to, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain approval of the necessary permits for the Mt Todd gold project, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 17, 2014 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: September 17, 2014	By: /s/John F. Engele John F. Engele Chief Financial Officer